HMS REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS

▪1Q'20 Total Revenue of $171.4 Million, (+15.9%) vs. 1Q'19
▪1Q'20 Net income of $12.7 Million vs. $19.6 Million in 1Q'19
▪1Q'20 EPS of $0.14 Per Diluted Share vs. $0.22 per Diluted Share in 1Q'19
▪1Q'20 Adjusted EPS of $0.32 Per Diluted Share vs. $0.28 per Diluted Share in 1Q'19 excluding discrete tax benefits
▪1Q'20 Adjusted EBITDA of $47.1 Million, (+15.0%) vs. 1Q'19

IRVING, Texas – May 8, 2020 – HMS Holdings Corp. (Nasdaq: HMSY) today announced financial results for the first quarter ended March 31, 2020.
“HMS delivered solid top-line growth with first quarter revenue increasing 15.9% compared with the same period last year, driven by strong organic growth of 8.5% plus a full quarter of the Accent business acquired at the end of 2019,” said Bill Lucia, Chairman and CEO. “Net income declined 35.4% year-over year in the quarter, due primarily to Accent-related integration costs this year and discrete tax benefits in the first quarter of 2019. Adjusted EBITDA increased 15.0% and cash and cash equivalents topped $148 million at quarter end. With healthy cash flows and low leverage, HMS continues to be well positioned to invest in our talent, technology and product development to support our business growth and clients' needs.
"Given the circumstances surrounding COVID-19 and its broad impact on our nation and the world, the entire HMS organization moved swiftly to enact our business continuity plan to ensure we remained fully operational. By the end of March, essentially 100% of our employees were working from home with the necessary tools to accomplish their day-to-day work in a secure environment to support clients,” Lucia added. "We also implemented several measures to address organizational agility, client support and health and safety, including helping employees avoid exposure to the novel coronavirus and care for their families.
"First and foremost, we are working diligently to protect our employees and business operations, and help clients actively communicate at scale with millions of individuals. Given the challenges currently facing the healthcare system, we believe strong cost containment and clinical outcome capabilities are going to be more important than ever when this health crisis subsides," Lucia concluded.
First Quarter
Total revenue in the first quarter of 2020 was $171.4 million, compared to total revenue of $148.0 million in the prior year first quarter (+15.9%). Revenue from the Accent business in the first quarter of 2020 was $10.9 million. Organic revenue growth in the first quarter of 2020, excluding Accent, was 8.5%.
Coordination of Benefits (COB) revenue was a record $118.1 million in the first quarter of 2020 compared to the previous record of $105.9 million in the prior year first quarter (+11.5%). Organic COB revenue, excluding Accent, was $107.2 million (+1.2%).
Payment Integrity (PI) revenue was $39.3 million in the first quarter of 2020, compared to $27.7 million in the prior year first quarter (+41.8%). Population Health Management (PHM) revenue was $14.0 million in the first quarter of 2020, compared to $14.4 million in the prior year first quarter (-2.3%).

Net income in the first quarter of 2020 was $12.7 million, or $0.14 per diluted share, compared to net income of $19.6 million, or $0.22 per diluted share, in the first quarter of 2019. Net income in the first quarter of 2019 included $0.07 per diluted share of discrete tax items primarily related to the exercise of employee stock options.

Adjusted EBITDA in the first quarter of 2020 was $47.1 million, compared to $41.0 million in the prior year first quarter (+15.0%).

Adjusted EPS in the first quarter of 2020 was $0.32 per diluted share, compared to $0.28 per diluted share in the first quarter of 2019 excluding discrete tax benefits of $0.07 per diluted share (+14.3%).
Cash Flow and Capital Resources
Net cash provided by operating activities for the three months ended March 31, 2020 was $17.1 million compared to $28.5 million in the first three months of 2019. Capital expenditures were $5.0 million for the three months ended March 31, 2020, compared to $4.0 million in the comparable prior year period.
The Company's balance sheet at March 31, 2020 included $148.0 million of cash and cash equivalents and $240.0 million in outstanding bank debt, compared to cash and cash equivalents of $139.3 million and outstanding bank debt of $240.0 million at December 31, 2019.
Financial Guidance
The Company revised its full year 2020 financial guidance, as follows:

($ in millions)	Reported FY 2019	Adjusted FY 2019		Revised FY 2020 Guidance	Y - Y % Change from Adjusted FY 2019
Total Revenue	$626	$616	(1)	$ 690 - 705	12.1 - 14.5%
Net Income	$87	$69	(2)	$ 62 - 74	(10.1) - 7.2%
Adjusted EBITDA	$180	$164	(3)	$ 177 - 187	7.9 - 14.0%

(1) Reported FY 2019 revenue includes $10.5 million related to the 2Q 2019 Reserve Release. Including the 2Q 2019 Reserve Release, total FY 2020 revenue growth is expected to be 10.2 - 12.6%. Excluding the 2Q 2019 Reserve Release, then total FY 2020 revenue growth is expected to be 12.1 - 14.5%.
(2) Reported FY 2019 net income includes $6.0 million related to the 2Q 2019 Reserve Release, $5.6 million related to the 3Q 2019 Gain on Investment and $6.5 million related to discrete tax benefits. Including the 2Q 2019 Reserve Release, 3Q 2019 Gain on Investment and discrete tax benefits, then FY 2020 net income growth is expected to be (28.7) - (14.9)%. Excluding the 2Q 2019 Reserve Release and 3Q 2019 Gain on Investment, net income growth is expected to be (10.1) - 7.2%.
(3) Reported 2019 adjusted EBITDA includes $8.2 million related to the 2Q 2019 Reserve Release and $7.7 million related to the 3Q 2019 Gain on Investment. Including the 2Q 2019 Reserve Release and 3Q 2019 Gain on Investment, adjusted EBITDA growth is expected to be (1.7) - 3.9%.  Excluding the 2Q 2019 Reserve Release and 3Q 2019 Gain on Investment, then FY 2020 adjusted EBITDA growth is expected to be 7.9 - 14.0%.

Key assumptions underlying the Company's revised full year 2020 financial guidance include:
•Depreciation and amortization of approximately $50 million
•Stock-based compensation expense of approximately $23 million
•Integration-related costs of approximately $5-10 million
•Net interest expense of approximately $6 million
•An effective tax rate of 28-30%
•Capital expenditures of approximately $30-35 million

Webcast and Conference Call Information
HMS will report its preliminary first quarter 2020 financial and operating results via webcast at 7:30 AM CT / 8:30 AM ET on Friday, May 8, 2020. The webcast will include discussion of HMS developments, forward-looking statements and other material information about business and financial matters. The webcast can be accessed via phone at 877-303–7208 (224-357–2389 for international participants), or on the HMS Investor Relations website at http://investor.hms.com/events-and-presentations. The webcast will be archived and available for replay at http://investor.hms.com/events-and-presentations. This press release and the financial statements contained herein are also available on the HMS Investor Relations website at http://investor.hms.com/press-releases.
About HMS
HMS advances the healthcare system by helping healthcare organizations reduce costs and improve health outcomes. Through our industry-leading technology, analytics and engagement solutions, we save billions of dollars annually while helping consumers lead healthier lives. HMS provides a broad range of payment accuracy and population health management solutions that help move the healthcare system forward. Visit us at www.hms.com and follow us on Twitter at @HMSHealthcare.

Trademarks
HMS and the HMS logo are registered trademarks of HMS Holdings Corp. and/or its affiliates. Other names may be trademarks of their respective owners.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.
Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-Q is filed. This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things, the possible effects of COVID-19; our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our updated full year guidance for 2020. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors that could cause or contribute to such differences, include, but are not limited to: the course of the COVID-19 pandemic and the responses to the pandemic, and their effects on our business and operations, including those of our customers and partners, and general economic, business and market conditions; our ability to execute our business plans and growth strategy; our ability to innovate, develop or implement new or enhanced solutions or services; the nature of acquisition, investment, strategic relationship and divestiture opportunities we are pursuing, and our ability to successfully execute on such opportunities; our ability to successfully integrate acquired businesses and operations and realize synergies; significant and increased competition related to our solutions and services; variations in our results of operations; our ability to accurately forecast the revenue under our contracts and solutions; our ability to protect our systems from damage, interruption or breach, and to maintain effective information and technology systems and networks, including during a catastrophic or extraordinary event, such as COVID-19; our ability to protect our intellectual property rights, proprietary technology, information processes, and know-how; our failure to maintain a high level of customer retention or the unexpected reduction in scope or termination of key contracts with major customers; customer dissatisfaction or our non-compliance with contractual provisions or regulatory requirements; our failure to meet performance standards triggering significant costs or liabilities under our contracts; our inability to manage our relationships with data sources and suppliers; our reliance on subcontractors and other third party providers and parties to perform services; our ability to secure future contracts and favorable contract terms through the competitive bidding process; pending or threatened litigation; unfavorable outcomes in legal proceedings; our success in attracting and retaining qualified employees and members of our management team; our ability to generate sufficient cash to cover our interest and principal payments under our credit facility; changes in tax laws, regulations or guidance and unexpected changes in our effective tax rate; unanticipated increases in the number or amount of claims for which we are self-insured; accounting changes or revisions; political, economic and foreign exchange conditions and other risks relating to our international operations; changes in the healthcare environment or healthcare financing system, including regulatory, budgetary or political actions that affect healthcare spending or the practices and operations of healthcare organizations; our failure to comply with applicable laws and regulations governing individual privacy and information security, domestically and internationally, or to protect such information from theft and misuse; our ability to comply with current and future legal and regulatory requirements; negative results of government or customer reviews, audits or investigations; state or federal limitations related to outsourcing of certain government programs or functions; restrictions on bidding or performing certain work due to perceived conflicts of interests; the market price of our common stock and lack of dividend payments; anti-takeover provisions in our corporate governance documents; and other factors, risks and uncertainties described in our most recent Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. Any forward-looking statements are made as of the date of this press release. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:	Media Contact:
Robert Borchert	Lacey Hautzinger
SVP, Investor Relations	Sr. Director, External Communications
robert.borchert@hms.com	lacey.hautzinger@hms.com
469-284-2140	469-284-7240

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$171,412	$147,953
Cost of services:
Compensation	67,455	57,452
Direct project and other operating expenses	24,895	20,199
Information technology	14,903	13,105
Occupancy	4,362	4,079
Amortization of acquisition related software and intangible assets	5,505	4,166
Total cost of services	117,120	99,001
Selling, general and administrative expenses	35,839	29,246
Total operating expenses	152,959	128,247
Operating income	18,453	19,706
Interest expense	(2,262)	(2,849)
Interest income	234	1,114
Other income	652	—
Income before income taxes	17,077	17,971
Income taxes	4,395	(1,671)
Net income	$12,682	$19,642

Basic income per common share:
Net income per common share -- basic	$0.14	$0.23
Diluted income per common share:
Net income per common share -- diluted	$0.14	$0.22
Weighted average shares:
Basic	88,202	85,853
Diluted	89,601	88,614

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31, 2020	December 31, 2019
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$148,033	$139,268
Accounts receivable, net	234,901	223,443
Prepaid expenses and other current assets	22,231	30,925
Income tax receivable	524	3,210
Deferred financing costs, net	564	564
Total current assets	406,253	397,410
Property and equipment, net	86,764	86,947
Goodwill	597,803	599,351
Intangible assets, net	128,170	131,849
Operating lease right-of-use assets	16,544	17,493
Deferred financing costs, net	968	1,109
Other assets	14,586	10,117
Total assets	$1,251,088	$1,244,276

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$81,242	$97,747
Liability for appeals	3,906	3,570
Total current liabilities	85,148	101,317
Long-term liabilities:
Revolving credit facility	240,000	240,000
Operating lease liabilities	13,839	14,881
Net deferred tax liabilities	26,527	25,587
Other liabilities	7,727	7,626
Total long-term liabilities	288,093	288,094
Total liabilities	373,241	389,411
Commitments and contingencies
Shareholders' equity:
Preferred stock -- $0.01 par value; 5,000,000 shares authorized; none issued	—	—
Common stock -- $0.01 par value; 175,000,000 shares authorized;102,073,527 shares issued and 88,410,333 shares outstanding at March 31, 2020; 101,766,468 shares issued and 88,103,566 shares outstanding at December 31, 2019	1,021	1,018
Capital in excess of par value	490,261	479,964
Retained earnings	522,141	509,459
Treasury stock, at cost: 13,663,194 shares at March 31, 2020 and December 31, 2019	(135,576)	(135,576)
Total shareholders' equity	877,847	854,865
Total liabilities and shareholders' equity	$1,251,088	$1,244,276

HMS HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Operating activities:
Net income	$12,682	$19,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and software	8,024	7,930
Amortization of intangible assets	3,679	2,339
Amortization of deferred financing costs	141	141
Stock-based compensation expense	13,510	10,979
Deferred income taxes	940	1,225
Noncash lease expense	949	1,196
Changes in operating assets and liabilities:
Accounts receivable	(9,910)	1,977
Prepaid expenses and other current assets	8,694	(2,136)
Other assets	(4,469)	(766)
Income taxes receivable	2,686	1,189
Accounts payable, accrued expenses and other liabilities	(19,126)	(15,995)
Operating lease liabilities	(1,042)	(1,519)
Liability for appeals	336	2,320
Net cash provided by operating activities	17,094	28,522
Investing activities:
Purchases of property and equipment	(1,678)	(369)
Investment in capitalized software	(3,339)	(3,621)
Net cash used in investing activities	(5,017)	(3,990)
Financing activities:
Proceeds from exercise of stock options	125	23,139
Payments of tax withholdings on behalf of employees for net-share settlements	(3,335)	(6,768)
Payments on capital lease obligations	(102)	8
Net cash (used in)/provided by financing activities	(3,312)	16,379
Net increase in cash and cash equivalents	8,765	40,911
Cash and Cash Equivalents
Cash and cash equivalents at beginning of year	139,268	178,946
Cash and cash equivalents at end of period	$148,033	$219,857

Supplemental disclosure of cash flow information:
Cash paid for income taxes/(refunds received), net of refunds	$585	$(4,288)
Cash paid for interest	$2,134	$2,771

Supplemental disclosure of non-cash activities:
Change in balance of accrued property and equipment purchases	$(2,824)	$(201)

HMS HOLDINGS CORP. AND SUBSIDIARIES
(unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended
(in thousands, except percentages)	March 31, 2020	March 31, 2019
Net income	$12,682	$19,642

Net interest expense	2,028	1,735
Income taxes	4,395	(1,671)
Depreciation and amortization of property and equipment and intangible assets	11,703	10,269
Earnings before interest, taxes, depreciation and amortization (EBITDA)	30,808	29,975
Stock-based compensation expense	13,510	10,979
Transaction and integration costs	2,764	—
Adjusted EBITDA	$47,082	$40,954
% of Revenue	27.5%	27.7%

HMS HOLDINGS CORP. AND SUBSIDIARIES
(unaudited)

Reconciliation of Net Income to EPS (Diluted) and Adjusted EPS (Diluted)

	Three Months Ended
(in thousands, except per share amounts)	March 31, 2020	March 31, 2019
Net income	$12,682	$19,642

Stock-based compensation expense	13,510	10,979
Transaction and integration costs	2,764	—
Amortization of acquisition related software and intangible assets	5,505	4,166
Income tax related to adjustments¹	(5,597)	(4,089)

Adjusted net income	$28,864	$30,698

Weighted average common shares, diluted	89,601	88,614

Diluted EPS²	$0.14	$0.22
Diluted adjusted EPS²	$0.32	$0.35

Discrete tax benefits	$—	$0.07
Diluted adjusted EPS excluding discrete tax benefits	$0.32	$0.28

(1) Tax effect of adjustments is computed as the pre-tax effect of the adjustments multiplied by the adjusted annual effective tax rate at period end.

(2) Diluted EPS and Diluted Adjusted EPS included a $0.07 per diluted share discrete tax benefit primarily related to the exercise of employee stock options for the three months ended March 31, 2019.

HMS HOLDINGS CORP. AND SUBSIDIARIES
(unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA (Trailing twelve months)

	Trailing Twelve Months Ended
(in thousands)	March 31, 2020	March 31, 2019
Net income	$80,264	$68,240

Net interest expense	7,159	9,428
Income taxes	23,204	(6,646)
Depreciation and amortization of property and equipment and intangible assets	44,418	54,399
Earnings before interest, taxes, depreciation and amortization (EBITDA)	155,045	125,421
Stock-based compensation expense	24,432	22,992
Transaction and integration costs	6,253	—
Settlement expense	—	20,000
Adjusted EBITDA	$185,730	$168,413

Reconciliation of Total Debt to Net Leverage Ratio

(in thousands, except ratios)	March 31, 2020	March 31, 2019
Total Debt (revolving credit facility)³	$240,000	$240,000
Cash and cash equivalents	(148,033)	(219,857)
Total net debt	$91,967	$20,143

Net income⁴	$80,264	$68,240
Adjusted EBITDA⁵	$185,730	$168,413
Net leverage ratio⁶	0.50	0.12

(3) Total Debt consists of the outstanding principal under our senior secured revolving credit facility
(4) Trailing twelve months Net income
(5) Trailing twelve months Adjusted EBITDA
(6) The Company's net leverage ratio is calculated by dividing total net debt by trailing twelve months' Adjusted EBITDA

HMS HOLDINGS CORP. AND SUBSIDIARIES
(unaudited)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
(In thousands)	March 31, 2020	March 31, 2019
Net cash provided by operating activities	$17,094	$28,522
Purchases of property and equipment	(1,678)	(369)
Investment in capitalized software	(3,339)	(3,621)

Non-GAAP free cash flow	$12,077	$24,532

The Company believes that the non-GAAP free cash flow financial measures presented in this press release provide useful information regarding how much cash flow is available, after purchases of property and equipment and investment in capitalized software, to be used for working capital needs or for other opportunities. It should not be inferred that the entire non-GAAP free cash flow amount is available for discretionary expenditures. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Reconciliation of Revised Financial Guidance for Full Year 2020 Net Income to Projected 2020 EBITDA and Adjusted EBITDA

	Twelve Months Ended December 31, 2020
	Estimated Range
	Current Guidance		Prior Guidance
(in millions)	Low	High	Low	High
Net Income	$62	$74	$76	$80

Net interest expense	$6	$6	$6	$6
Income taxes	26	29	29	32
Depreciation and amortization of property and equipment and intangible assets	50	50	51	51
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$144	$159	$162	$169
Stock-based compensation expense	23	23	23	23
Transaction and Integration costs	10	5	—	—
Adjusted EBITDA	$177	$187	$185	$192